                                                                    Exhibit 10.2

                           PURCHASE AND SALE AGREEMENT

                            DRUMMOND VILLAGE PROPERTY

--------------------------------------------------------------------------------

                                 By and between

                              PILOT DEVELOPERS, LLC
                                   as "Seller"

                                       and

             NORTH CAROLINA DEVELOPMENT PARTNERS LLC, as "Purchaser"

--------------------------------------------------------------------------------

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 2                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                        Page No.

             1. PURCHASE AND SALE OF PROPERTY.                              3

             2. PURCHASE PRICE AND TERMS OF PAYMENT.                        4

             3. SELLERS' DOCUMENTS; PURCHASER'S FEASIBILITY PERIOD.         5

             4. TITLE.                                                      6

             5. THE CLOSING.                                                7

             6. RISK OF LOSS; CASUALTY.                                     8

             7. BREACH.                                                     8

             8. COMMISSIONS.                                                8

             9. CONDITIONS TO CLOSING.                                      8

            10. OBLIGATIONS PENDING CLOSING.                                9

            11. REPRESENTATIONS AND WARRANTIES OF SELLER.                   10

            12. REPRESENTATIONS AND WARRANTIES OF PURCHASER.                11

            13. GENERAL PROVISIONS.                                         11

            Signature Blocks:                                               14

Attachments:

            EXHIBIT A - Legal Description

            EXHIBIT B - Concept Development Plan

            EXHIBIT C - Due Diligence Documents

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 3               NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

                           PURCHASE AND SALE AGREEMENT

--------------------------------------------------------------------------------

     THIS PURCHASE AND SALE AGREEMENT  (this  "Agreement")  dated as of the 22nd day of August,  2005,  is made by and  between  PILOT  DEVELOPERS,  LLC, a North
Carolina  Limited   Liability   Company  (the  "Seller"),   and  NORTH  CAROLINA
DEVELOPMENT  PARTNERS LLC, a North Carolina Limited Liability  Company,  and its
successors or assigns (the "Purchaser").

     In  consideration  of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF PROPERTY.

          (a)  Seller  agree to sell and  Purchaser  agrees to  purchase  all of those  certain  parcels of real land located in Rowan  County,  North  Carolina, which are comprised of approximately  153 acres,  further described in the legal description  attached  hereto as EXHIBIT A and the Plat  attached  as EXHIBIT B, hereby  incorporated as if set forth herein (the "Land"),  together with all and singular,  the rights,  air rights,  easements,  rights-of-way,  tenements,  and hereditaments  appertaining thereto, including all right, title, and interest of the  Seller  in and to  adjacent  streets,  easements,  privileges,  alleys,  or rights-of-way  now or  hereafter  belonging  to or inuring to the benefit of the
Land,  and all right,  title and  interest of Seller in and to the land lying in the bed of any street, road or highway (open or proposed) in front of, adjoining or servicing the Property (all of which shall be deemed part of the Property for the purpose of this  Agreement),  and all other  improvements  erected or placed thereon,  (the  "Improvements")(the  Land, the  Improvements,  and the described rights  being  collectively  the  "Real  Property"),  together  with the  assets described in ss. 1(b) below.

          (b)  As  used  herein,  the  assets  to  be  conveyed  hereunder  (the
"Property")  shall include the full right,  title, and interest of the Seller in and to all of the following:

               (i)    the Real Property;

               (ii)   the leases  and other  occupancy  agreements  for the Real
                      Property (each a "Lease" and together the "Leases");

               (iii)  all of Sellers'  right,  title and  interest in and to the improvements and modifications,  additions,  restorations,
                      repairs  and   replacements  to  the  Property   including
                      fixtures and  personalty on the Property on the Settlement
                      Date (as hereinafter  defined);  and all right, title, and interest  of the  Seller  in and to all  inchoate  rights,
                      appurtenances,   privileges  and  easements  belonging  or
                      pertaining  thereto  including  all  marketing  materials, budgets and pricing  information  for any  improvements in
                      Sellers'  possession,  all deposits which have been placed

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 4                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------
                      by Seller in connection with approvals for the development of the  Property,  as well as all existing  approvals  and permits  issued by Rowan County,  North  Carolina,  or any other governmental body having jurisdiction.

               (iv)   all engineering and technical plans and studies  performed thereon in Sellers'  possession or control including those listed  on  EXHIBIT  C,  attached  hereto  and made a part hereof;

               (v)    The  Property  also  includes  all  trees,  shrubbery  and plants,  and all sand,  gravel,  dirt,  minerals,  oil and natural  gas in, on, or under the  Property on the date of
                      Sellers' execution of this Purchase Agreement.  During the term of this Purchase Agreement Seller shall not remove or disturb such items and Seller  shall not permit  others to remove or disturb such items  without the express  written consent of Purchaser;

               (vi)   any  and  all  insurance   policies,   service  contracts,
                      maintenance  and  repair  agreements,  and  other  similar
                      contracts  affecting  the  construction,   operation,   or
                      maintenance   of  the   Improvements   (collectively   the
                      "Contracts"); and

               (vii)  all warranties  and  guarantees  claims (if any and to the extent  assignable) under or with respect to the Contracts
                      or  the  personal   property,   or  with  respect  to  any
                      construction  of or  repairs to the Real  Property  or any part thereof.

     2.   PURCHASE PRICE AND TERMS OF PAYMENT.

          (a)  The total purchase  price of the Property (the "Purchase  Price")
is FIVE MILLION DOLLARS ($5,000,000).

          (b)  Within ten (10)  business days after the execution by all parties of this Agreement [the  "Effective  Date"],  Purchaser  shall deposit the sum of
TWENTY-FIVE  THOUSAND  DOLLARS  ($25,000)  (the  "Deposit"),  with Lawyers Title
Insurance Corporation,  201 South College Street, Suite #1590, Charlotte,  North
Carolina,  28244 Atten: Stacie Jacobs as Escrow Agent (the "Escrow Agent").  The
Deposit  shall be  increased to ONE HUNDRED  THOUSAND  DOLLARS  ($100,000)  upon delivery of the Affirmative Notice described below.

          (c)  At the end of the  Feasibility  Study  Period  described in ss. 3 below,  and subject to the automatic  termination of this Agreement if Purchaser does not deliver an Affirmative Notice to Seller, the Deposit (being hereinafter referred to  collectively  as the "Deposit")  with the Escrow Agent shall become nonrefundable, subject to the terms of this agreement.

          (d)  The  parties  shall  execute  and  deliver  escrow   instructions
reasonably satisfactory to the Escrow Agent and otherwise in compliance with the terms of this  Agreement.  The Escrow  Agent  shall  acknowledge  receipt of the
Deposit in writing to the  parties  and agree to accept,  hold,  and return such
Deposit and  disburse  any funds  received  hereunder,  in  accordance  with the

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 5                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------
provisions of this Agreement. If the transaction contemplated herein should fail to close for any reason other than Purchaser's  default and failure to cure that default hereunder,  the Deposit shall be returned to Purchaser.  Notwithstanding any provision  herein to the  contrary,  should  Purchaser  not provide  written notice  to  Seller  on  or  before  the  last  day  of  the  Feasibility  Period affirmatively  stating that it desires to proceed to Closing  (the  "Affirmative
Notice"),  this Agreement shall  automatically  terminate,  the Deposit shall be refunded to the Purchaser,  and neither party will  thereafter  have any further
liability  to  the  other  (except  for  liabilities   which  expressly  survive
termination).  If the Purchaser does deliver an Affirmative  Notice to Seller on or before the last day of the  Feasibility  Period,  the  Deposit  shall  become non-refundable  to Purchaser for any reason other than a default by Seller or as expressly provided in ss.ss. 4 or 7 hereof. Failure to make the Deposit shall be a default  under this  Agreement.  The Escrow Agent shall hold the Deposit in an interest  bearing  federally-insured  account  and  interest  thereon  shall  be credited to the Purchaser and disbursed with the Deposit.

          (e)  At the Closing  (described  in ss. 5 (a) below),  (i) the Deposit shall be applied toward the Purchase  Price,  and (ii)  Purchaser  shall pay the balance  of the  Purchase  Price by  cashier's  check or wire  transferring  the required sum in currently  available funds to the Closing  Attorney for delivery to Seller.

     3.   SELLERS' DOCUMENTS; PURCHASER'S FEASIBILITY PERIOD.

          (a)  Within five (5) business  days after the  Effective  Date, to the extent not previously  provided and only to the extent in the care,  custody, or control of Seller,  or its agents or  representatives,  Seller shall  deliver to
Purchaser true, correct,  and complete copies of the documents listed in EXHIBIT
C attached  hereto  and hereby  incorporated  (the "Due  Diligence  Documents").
Purchaser agrees to hold all documents and information  provided to Purchaser by
Seller strictly confidential except to its agents, employees, lenders, attorneys and  other  professionals  and  those  who  have a need to  know.  In the  event
Purchaser or Seller terminate this Purchase Agreement, pursuant to this Purchase
Agreement,  Purchaser  will promptly  return to Seller all  materials  that were provided to Purchaser pursuant to this Section.

          (b)  Purchaser and its agents and representatives shall have the right to enter onto the Property at all reasonable  times after the Effective Date for purposes of conducting surveys,  soil tests, market studies,  engineering tests, and such other tests,  investigations,  studies,  and  inspections  as Purchaser deems  necessary or desirable in its sole  discretion  to evaluate the Property, provided that (i) all such tests, investigations, studies, and inspections shall be conducted at Purchaser's  sole risk and expense,  (ii)  Purchaser  shall give
Seller at least three (3) days' prior notice of its entry onto the Property, and
(iii)  Purchaser  shall  indemnify and hold Seller harmless from and against any losses,  liabilities,  costs, or expenses (including reasonable attorney's fees)
arising  solely  and  directly  out of  Purchaser's  entry  onto  the  Property.
Purchaser  shall  return the  Property to the  condition  it was in prior to the performance of such tests.  Purchaser shall not interfere with the operations of the lessees at the Property (if any).  The foregoing  indemnity  obligation  set forth in this ss. 3 (b) shall  survive any  termination  of this  Agreement  and shall not be limited by the liquidated damages provision of ss. 7 (b) hereof.

          (c)  Purchaser  shall have a period to determine  the  feasibility  of proceeding with this transaction  (that period being the  "Feasibility  Period")

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 6                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------
commencing  with the Effective Date and  terminating on the date forty-five (45)
days after the Effective Date. In the event that Purchaser is satisfied with the
feasibility  of  Purchaser's  acquisition,   financing,  and  ownership  of  the
Property,  Purchaser must deliver an  Affirmative  Notice to Seller on or before the last day of the Feasibility  Period,  which notice shall affirmatively state that  Purchaser  does want to proceed to Closing as described in ss.5 below.  In the event that Purchaser is not satisfied, in its sole and unreviewable judgment and discretion, with the feasibility of Purchaser's acquisition,  financing, and ownership  of the  Property,  and if Purchaser  does not deliver an  Affirmative
Notice  to  Seller on or before  the last day of the  Feasibility  Period,  this
Agreement  shall  automatically  terminate.  Upon  any  such  termination,   the
Purchaser shall return to Seller all items received by Purchaser pursuant to ss.
3 (a)  hereof,  and the  parties  hereto  shall be  released  from  any  further liabilities or obligations  hereunder (except for any liability of Purchaser for indemnification  under ss. 3 (b) above or a party under ss. 8 below). Any notice by Purchaser that it has elected to go forward with the transaction contemplated hereby shall  nevertheless be subject to the satisfaction or subsequent  express waiver of the conditions to settlement set forth in ss. 9 below.

     4.   TITLE.

          (a)  Title to the Property  shall be marketable and good of record and in fact and insurable by a nationally recognized ALTA title insurance company of
Purchaser's choice at normal rates. At the Closing, Seller shall convey title to the  Property  in fee  simple,  free and clear of any and all liens,  mortgages, deeds of trust, security interests, leases, covenants, conditions, restrictions, easements, rights-of-way,  licenses, encroachments, judgments or encumbrances of any  kind,  except  for  the  following  permitted  exceptions  (the  "Permitted
Exceptions"):  (a) the Leases; (b) the lien of real estate taxes not yet due and payable; (c) zoning and building  restrictions and other laws,  ordinances,  and regulations of governmental  bodies having  jurisdiction over the Property;  and
(d) matters of record affecting title to the property,  as reviewed and approved
(or deemed approved) by Purchaser.

          (b)  Promptly after the Effective  Date  Purchaser  agrees to obtain a commitment of title insurance for the Property and to review such commitment and provide Seller with any notice of objections during the Feasibility  Period. Any exceptions to title taken by the Purchaser's title company (the "Title Company")
in such  commitment  shall be Permitted  Exceptions  hereunder if Purchaser does not, during that Feasibility Period, object to such matters by written notice to
Seller. Within three (3) business days of receipt of such notice from Purchaser,
Seller shall advise  Purchaser in writing  whether or not Seller  agrees to cure any exceptions to title to which Purchaser has objected. Any exceptions to title that are not Permitted  Exceptions and that Seller agrees to cure shall be cured by Seller at its sole cost and expense at or prior to the Closing; provided that if Seller  is unable or  unwilling  to cure such  exceptions  or other  matters,
Purchaser  shall  have the right to either (i) waive  such  exceptions  or other matters and proceed to the Closing on the terms set forth herein (in which event the  exceptions  to which  Purchaser  objected  shall be deemed to be  Permitted
Exceptions)  or (ii) terminate this Agreement by written notice to Seller within five (5)  business  days of receipt of  Sellers'  written  notice and obtain the return of the  Deposit,  in which  event  neither  party  shall have any further liability or  obligation to the other (except for  liabilities  which  expressly survive  termination).  Should  Purchaser not terminate  within the timeframe of subsection (ii) hereof,  Purchaser shall be deemed to have elected to waive such exceptions.

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 7                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

          (c)  Purchaser  shall  have the right to  re-examine  the title to the
Property at Closing and to object to any defects or encumbrances  that have been placed of record on the Property  subsequent to the date of Purchaser's  initial title report  (except for customary  easements and rights of way  established in connection with the subdivision plans or encumbrances  which have been caused or approved by Purchaser,  which shall be Permitted  Exceptions)  (such  objections being the "Subsequent  Objections").  Seller shall cure Subsequent Objections at or prior to Closing and if Seller shall fail to cure them then  Purchaser in its sole discretion may: (i) waive the Subsequent Objections and proceed to Closing;
(ii)  terminate  this  Agreement  and receive a refund of the Deposit;  or (iii)
declare  Seller to be in default  under this  Agreement  and pursue any remedies available hereunder.

     5.   CLOSING.

          (a)  The  consummation of the  transactions  contemplated  herein (the
"Closing")  shall  be  held  forty-five  (45)  days  after  satisfaction  of the
Contingencies  in ss.9 below,  with five (5) days advance  notice to Seller (the
"Closing  Notice"),  but in no event  later  than One  Hundred  Sixty Five (165)
calendar days from the Effective Date ["Outside  Closing  Date"],  provided that the Outside  Closing  Date may be extended  in  accordance  with ss. 9 hereof to satisfy any outstanding  conditions to Closing. In the event the Outside Closing
Date is extended,  the parties agree to increase the Purchase Price accordingly, pursuant to the terms of ss. 9 below.  The  Closing  shall be held at a mutually agreed upon  location,  and unless an earlier time and date is designated in the
Closing Notice, Closing shall occur at 2:00 p.m.

          (b)  At Closing,  Seller shall deliver to Purchaser a general warranty deed (the  "Deed")  conveying  the  Property to  Purchaser  subject  only to the
Permitted  Exceptions.  Purchaser  shall be entitled  to receive  from the Title
Company,  prior to  delivery  of the  Deed,  the Title  Company's  unconditional commitment  to issue an ALTA Form B Owner's  Policy of Title  Insurance,  in the
amount  of the  Purchase  Price,  and the  Title  Company's  assurance  that its recordation of the Deed,  after  performing a  bring-to-date  examination of the land records,  will  constitute its agreement to issue such policy within thirty
(30) days after the Closing. Seller shall also execute such affidavits and other instruments as reasonably  required by Purchaser's counsel or the Title Company, at any time  within  the six (6) months  after  Closing  hereunder,  and for the better conveying, transferring, assuring, and confirming the conveyance of title to the Property to the  Purchaser in  accordance  with ss. 4 hereof.  At Closing
Seller  shall also  assign  all  right,  title,  and  interest  in the Leases to
Purchaser,  and Purchaser shall assume Sellers' obligations  thereunder from and after the date of Closing.  At Closing  Seller shall also deliver to Purchaser a bill of sale and  assignment  without  warranty  transferring  to Purchaser  all right,  title,  and interest in the  Contracts,  warranties,  and other personal property comprising the Property.

          (c)  Purchaser shall pay all costs incurred for title  examination and title insurance,  the cost of Purchaser's  Owner's title insurance policy in the amount  of the  Purchase  Price.  Seller  shall  pay  all  realtor  fees  and/or commissions,  documentary  stamps, and pro-rated taxes.  Rollback taxes, if any, will be paid by  Purchaser.  Each  party  shall  pay the  legal  fees of its own counsel.  Purchaser  shall pay all of the costs and fees for  recording the Deed and any mortgage  financing it places on the Property and one-half  (1/2) of the reasonable and customary escrow and settlement fees charged by the Escrow Agent, wno shall also be the closing attorney.  Any and all other closing costs imposed at the Closing shall be paid according to the  convention  for  commercial  real property  transfers in the State of North Carolina.  Real estate taxes,  general

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 8                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------
and special,  and usual water and sewer  charges are to be pro-rated and paid by
Seller  up to the date of  Settlement  and  thereafter  assumed  and paid for by
Purchaser.

     6.   RISK OF LOSS; CASUALTY.  Prior to each Closing,  Seller shall bear all risk of loss to the Property from any casualty and all liabilities  arising from the Property before the Closing. Seller shall maintain all existing casualty and liability insurance on the Property, if any.

     7.   BREACH.

          (a)  If  Seller  shall  default  under any of the  provisions  of this
Agreement  and such  default  is not cured by Seller  within ten (10) days after receipt of written notice from Purchaser of such default,  Purchaser may, at its option,  either:  (i) terminate this Agreement and have the Deposit  returned by the Escrow  Agent in which  event the  parties  shall have no further  rights or liabilities  one to the other  hereunder;  or (ii) seek the equitable  remedy of specific performance.

          (b)  Purchaser  and Seller  agrees that if  Purchaser  defaults in its obligations  under this  Agreement  for any reason  whatsoever,  Seller shall be entitled to receive and retain, as fixed and agreed upon liquidated damages, the
Deposit.  The foregoing shall constitute the sole and exclusive remedy of Seller for any  breach  by  Purchaser  hereunder,  and  Purchaser  shall  have no other liability hereunder or in connection herewith, whether for damages or otherwise, except for the indemnity  provisions of ss.ss. 3 and 8 hereof. The parties agree that the Deposit is a  reasonable  estimate of Sellers'  damages in the event of
Purchaser's  default and that Sellers' receipt of the Deposit is not intended as a penalty, but as full and final liquidated damages.

     8.   COMMISSIONS.   Seller and Purchaser each represent and warrant to the
other that they have not dealt  with or engaged  any  broker,  finder,  or other person in connection with the transaction contemplated except for Kent Walker of
Sperry  Van Ness  Realtors  whose  fees  shall be paid by Seller  pursuant  to a separate  listing  agreement,  and each party agrees to  indemnify  and hold the other harmless on account of any loss, damage, liability, or expenses, including attorney's  fees,  incurred  by reason of a breach  of such  representation  and warranty.  The  foregoing  indemnity  obligations  set forth in this ss. 8 shall survive delivery of the Deed and any termination of this Agreement.

     9.   CONDITIONS TO CLOSING.  The obligation of Purchaser to close hereunder is  subject  to the  satisfaction,  at or prior to the  Closing,  of each of the following  conditions,  any of which  may be  waived,  in  whole or in part,  in writing by Purchaser at or prior to the Closing:

          (a)  REPRESENTATIONS   AND   WARRANTIES.   The   representations   and
warranties made by Seller in this Agreement shall be true as of the date of this
Agreement and as of the date of Settlement.

          (b)  TITLE.    Title  to  the  Property  shall  be  in  the  condition
required by ss. 4 hereof.

          (c)  ZONING AND PLAT APPROVAL.     The  Purchaser  has secured  proper
zoning,  concept plan, and preliminary  plat approval for its intended land plan by Rowan County, North Carolina and the City of Salisbury, NC.

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 9                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------
          (d)  NO ADVERSE  MATTERS.  No material  portion of the Property  shall have been adversely affected as a result of earthquake,  disaster,  flood, riot, civil disturbance, or act of God or public enemy; and

          (e)  GOVERNMENTAL  ACTIONS.  There  shall  be no  moratorium  or other governmental actions (either existing,  pending, or threatened) that would delay or otherwise  impede  Purchaser  obtaining  construction  permits to develop the
Property consistent with its approved subdivision plan.

          If any of the conditions set forth in subsections (a) thru (e) of this
ss. 9 have not been satisfied as of the date of Closing or at such other time as may be  specified  above  (as the  same  may be  extended  from  time to  time),
Purchaser  shall have the right either to (i) waive such  conditions and proceed to the Closing, (ii) extend the date of the Closing for a reasonable period (not to exceed One Hundred  Eighty (180) days))  required to satisfy the  unsatisfied condition.  In such event,  the  Purchase  Price shall be increased by an amount equal to 10% per  annum  pro-rated  by the  number  of days of  additional  time required to satisfy the condition,  or (iii) terminate this Agreement  whereupon the  Deposit  will be  returned to  Purchaser  and  neither  party will have any further  liability to the other (except for liabilities  which expressly survive termination).  Notwithstanding  any  provision  herein to the  contrary,  if any condition  is not  satisfied  as the  result of a breach or  default  by Seller,
Seller shall not be relieved of  liability  and  Purchaser's  right to receive a refund of the Deposit  shall be in addition  to, and not in  limitation  of, any other rights and remedies which Purchaser may have under applicable law.

     10.  OBLIGATIONS PENDING CLOSING.

          (a)  TITLE TO AND CONDITION OF PROPERTY. Except as may be necessary to cure any title  objections of  Purchaser,  or to comply with ss. 9 (b), from the
Effective  Date  hereof to the  First  Closing,  Seller:  (i) shall not cause or permit  any  change  in the  status  of title to the  Property  or the  physical condition of the Property,  except as described in ss.1(b)(v)  above; (ii) shall not enter into any leases or other  occupancy  agreements with respect to all or any portion of the Property;  (iii) shall maintain casualty  insurance  coverage sufficient to repair and restore the Property upon fire or other casualty;  (iv)
shall promptly notify Purchaser in the event of occurrence of title or condition change, casualty,  violation, or any breach of the foregoing provisions.  Seller hereby  covenants and agrees that it will not enter into a sale contract for the
Property  with any  other  person  or  entity  unless  this  Agreement  has been terminated according to its terms.

          (b)  CONDEMNATION.  In the event any governmental agency should notify
Seller,  or Seller should become aware, of any permanent or temporary  actual or threatened  taking of all or any portion of the Property,  Seller shall promptly notify Purchaser of that event.

     11.  REPRESENTATIONS  AND WARRANTIES OF SELLER. Upon information and belief,  Seller  represents  and warrants to Purchaser as follows,  all of which representations  and  warranties are true and correct to the best of the Sellers knowledge  and belief as of the date  hereof and upon  information  and  belief, shall be true and correct as of Closing hereunder:

          (a)  Seller has the full and exclusive  power to sell the Property and shall not cause any change in the title to the Property,  except as specifically set forth herein.  Other than this  Agreement,  there are no other contracts for sale or  options  involving  the  Property  now in  effect,  and to the  best of
Sellers'  knowledge  no other  party has any  right,  title or  interest  in the

                                        9

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 10                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

Property except as shall be shown on the Title Commitment. The persons executing this Agreement on behalf of Seller warrants and represents to Purchaser in their individual  capacities that they have the authority to enter into this Agreement and to bind Seller in accordance  with its terms  without  obtaining any further approvals  or consents  and that Seller  will fully  comply with all  applicable statutes,  rules and regulations governing the sale and transfer of the Property to Purchaser.

          (b)  Seller is not a  "foreign  person" as that term is defined in ss.
1445 of the Internal Revenue Code, and Seller shall execute an affidavit to such effect in the form to be provided by Purchaser. Seller shall indemnify Purchaser and its agents against any liability or cost,  including  reasonable  attorneys'
fees, in the event that this  representation is false or Seller fails to execute such affidavit at the Closing hereunder.

          (c)  To the  best of  Sellers'  knowledge  and  belief,  the  Property consists of an integral land area, with no slivers, strips or gores not owned in fee simple (including legal and equitable title) by Seller.

          (d)  To the best of Sellers' knowledge,  no taking by power or eminent domain or  condemnation  proceedings  have been instituted or threatened for the permanent  or  temporary  taking or  condemnation  of all or any  portion of the
Property.

          (e)  To the  best of  Sellers'  knowledge,  there  is not  pending  or threatened, any litigation, proceeding or investigation relating to the Property or Sellers' title thereto,  nor does Seller have  reasonable  grounds to know of any basis for such litigation,  proceedings, or investigations;  and to the best of Sellers' knowledge, there are no attachments, executions, assignments for the benefit of creditors,  or voluntary or involuntary  proceedings in bankruptcy or under any applicable debtor relief laws contemplated by or pending or threatened against the Seller or the Property.

          (f)  To the best knowledge of Seller, there exists no violation of any law,  regulation,  orders, or requirements  issued by any governmental agency or authority,  or action in any court on account thereof,  against or affecting the
Property.

          (g)  Except  for those  easements  which are  currently  of record and which are accepted by Purchaser  during the Feasibility  Period,  Seller has not made, and prior to Closing  hereunder will not make without the written  consent of the  Purchaser,  any  commitments  to any  governmental  authority or agency, utility company,  school board,  church or other religious body, or to any other organization,  group, or individual, relating to the Property which would impose on Purchaser the obligation to make any  contributions  of money,  dedication of land,  or grants of easements or  rights-of-way,  or to construct,  install,  or maintain any improvements,  public or private,  on or off the Property except as currently installed at the Property.

          (h)  To the best of Sellers' knowledge, without the requirement of any inquiry or  investigation,  the Property is not currently  being used nor has it ever been used for landfill, dumping, or other waste disposal or operations, and there are in existence at the Property no materials,  substances,  products,  or wastes of a toxic or hazardous  nature (meaning  hazardous  waste" as defined in the Resource  Conservation  and Recovery Act of 1976 (42 U.S.C.  ss.ss.  6901 ET
SEQ.)  or  other  applicable  law)  such  that  their  existence  would  violate applicable  laws or  regulations.  If Seller learns at any time prior to Closing that this  representation and warranty is no longer true and correct then Seller
shall  immediately   deliver  written  notice  thereof  to  Purchaser  whereupon
Purchaser's sole remedy shall be to elect to terminate this Agreement and obtain refund of the Deposit and  thereafter  the parties shall have no further  rights and obligations hereunder.

                                       10

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 11                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

          (i) At the time of Closing,  there will be no parties in possession of any portion of the Property as lessees,  tenants at  sufferance,  or trespassers which  claim such  right by or through  Seller.  No person,  firm,  corporation, partnership, or other entity, has any right or option to acquire the Property or any portion thereof.

          (j)  All  documents  and  other  information  provided  by  Seller  to
Purchaser  pursuant to this Agreement  shall be true and complete  copies of the documents and information in Sellers' possession or control.

     12.  PURCHASER'S  REPRESENTATIONS AND WARRANTIES.  Purchaser represents and warrants to Seller as follows:

          (a)  Purchaser  has full power and authority to enter into and perform under the terms of this Agreement.

          (b)  The  persons  executing  this  Agreement  on behalf of  Purchaser warrant and represent to Seller in their  individual  capacities  that they have the authority to enter into this  Agreement and to bind  Purchaser in accordance with its terms without obtaining any further approvals or consents.

     13.  GENERAL PROVISIONS.

          (a)  Seller shall  cooperate with Purchaser to facilitate  improvement and development of the Property and to minimize  Purchasers' costs.  Seller will sign  applications  in connection  with the development and any permits or plats and other  instruments or the like reasonably  required by Purchaser.  After the date of this Agreement, Purchaser shall have the right to post upon the Property a sign or signs giving notice of intended development of the Property. Purchaser will be responsible for any and all expenses  incurred by Seller  resulting from this Section 13.

          (b)  Purchaser  shall  have the right to assign  any of its rights and obligations under this Agreement in whole or in part at any time;  provided that no assignment shall release Purchaser from any of its obligations  hereunder and provided  that the  assignee  is an  entity  controlled  by the  Purchaser.  Any proposed  assignment of Purchaser's  rights and obligations under this Agreement shall require prior written notice to Seller.

          (c)  Purchaser  reserves  the  right to  waive  any of the  terms  and conditions of this  Agreement for its benefit,  including,  without  limitation, contingency,  conditions  precedent,  title,  and  warranty  provisions,  and to purchase  the  Property  in  accordance  with the terms and  conditions  of this
Agreement  which have not been so  waived.  Any such  waiver  must be in writing signed by Purchaser.

          (d)  The terms and conditions of this Agreement shall be binding upon, and inure to the  benefit  of, the parties  hereto and their  respective  heirs, successors, assigns, and legal representatives.

                                       11

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 12               NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

          (e)  All  representations,  warranties,  and indemnities  contained in this Agreement or in any instrument,  document,  or agreement delivered pursuant hereto  shall  not  survive  the  delivery  of the  Deed  and the  transfer  and conveyance of the Property to Purchaser  (unless  otherwise  expressly set forth herein).  For  purposes of  survival,  all  representations  and  warranties  of
Purchaser and Seller made herein shall be deemed to date from the Effective Date hereof and to have been restated and reaffirmed on the date of each Closing.

          (f)  All notices  required or  permitted  by this  Agreement  shall be given in writing and  delivered  personally  or sent by a nationally  recognized overnight  delivery  service or by United States mail,  registered or certified, return receipt requested,  postage prepaid, or by facsimile  transmission during regular  business  hours  followed  immediately  by  a  confirmation  copy  by a nationally recognized overnight delivery service, to the following addresses:

          As to Seller:         Pilot Developers, LLC
                                450 Auction Drive
                                Salisbury, NC  28147
                                (704) 855-2300

          As to Purchaser:      North Carolina Development Partners LLC
                                123 N. Main Street
                                Belmont, NC  28012
                                Attention: Jeff Thompson
                                   Office: (704) 825-8868
                                   Fax: (704) 825-8869
                                   Email: JEFF@DEV-PARTNERS.COM

          with copies to:       North Carolina Development Partners LLC
                                10130E Colvin Run Road
                                Great Falls, VA 22066
                                Attention:  Richard deGorter
                                    Tel: (703) 759-3400
                                    Fax: (703) 759-3401
                                    Email: RICK@DEV-PARTERS.COM

                                PURCHASER'S LOCAL COUNSEL
                                Mr. Parks Wilson, Esq.
                                Robinson, Wilson PLLC
                                32 N. Main Street
                                Belmont, NC  28012
                                            Tel: (704) 825-1079
                                            Tel: (704) 825-7921

                                       12

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 13                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

            Any notice  served  upon  either  party as  provided  above shall be deemed to have been given at the time such notice is received,  if sent by hand,
overnight  delivery  or  facsimile   transmission  (followed  immediately  by  a
confirmation copy sent by a nationally  recognized  overnight delivery service), or if sent by registered or certified  mail,  then the date three (3) days after the date such  notice is  deposited  in the United  States mail  (provided  mail notices  must be confirmed by  facsimile  transmission  or email).  Either party shall have the right from time to time to change its  address for the receipt of notices  by giving  written  notice of the new  address  in the manner set forth above.

          (g)  This  Agreement  contains  the entire  understanding  between the parties hereto with respect to the Property and is intended to be an integration of all prior or contemporaneous agreements,  conditions, or undertakings between
the  parties  hereto  and  there  are  no  promises,   agreements,   conditions,
undertakings,  warranties,  or  representations,  oral or  written,  express  or implied, between and among the parties hereto with respect to the Property other than as set forth herein.  No change or  modification of this Agreement shall be valid unless the same is in writing and signed by Seller and Purchaser.

          (h)  In the event any one or more of the provisions  contained in this
Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof,  and this  Agreement  shall be construed as if such invalid,  illegal or unenforceable provision had not been contained herein.

          (i)  The date on which this  Agreement  has been executed and ratified by both parties  being the last date  subscribed  below,  and such date shall be referred to as and shall constitute the "Effective Date" of this Agreement.

          (j)  This Agreement and all  transactions  hereunder shall be governed by the laws of the State of North Carolina without  reference to its conflict of laws provisions.  In the event that either party hereto is required to resort to litigation to enforce its rights hereunder,  the parties agree that any judgment awarded  to  the  prevailing  party  shall  include  all  reasonable  litigation expenses,  including  without  limitation  reasonable  actual  attorneys'  fees, incurred by the prevailing party.

          (k)  This Agreement may be executed in multiple  counterparts,  but all of such copies shall be deemed an original. Amendments and modifications to this
Agreement may be made effective upon the exchange of  counterparts  by facsimile transmission or electronic transfer of PDF-format facsimiles,  which the parties may rely upon as deemed original documents.

          (l)  Time shall be considered to be of the essence in the  performance of requirements of this Agreement. No waiver of the manner of performance,  time of performance, or fulfillment of any obligation or condition hereunder shall be effective unless set forth in a written instrument  authorized and executed with the same formality as this Agreement.

          (m)  Execution  of this  Agreement  by one party shall  constitute  an offer  to  purchase  or sell the  Property,  as  applicable,  on the  terms  and conditions set forth herein.

                                       13

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 14               NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

          (n) The parties acknowledge and agree that this Agreement becomes null and void if not fully executed by Seller and returned to Purchaser  within seven
(7) calendar days from Purchasers date of execution.

          (o) The parties  agree to cooperate,  at the request of the other,  to have  the  transaction  contemplated  herein  treated  as a  like-kind  exchange qualifying  for  favorable  treatment  under Section 1031 of the Revenue Code of
1986,  provided that such cooperation does not create any delay,  liability,  or expense for the  cooperating  party and further  provided  that the  cooperating party does not warrant that the  like-kind  treatment  being sought by the other party will qualify for such treatment.

          (p)  Each party  acknowledges  that such party and its counsel,  after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this  Agreement  shall be fairly  construed  and the usual  rule of construction,  to the effect  that any  ambiguities  herein  should be  resolved against the drafting party,  shall not be employed in the interpretation of this
Agreement or any amendments, modifications or exhibits hereto or thereto.

               [SIGNATURES OF THE PARTIES BEGIN ON THE NEXT PAGE]

                                       14

Purchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 15                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed under seal by their  authorized  representatives  on the dates set forth beneath their respective signatures below:

                                     SELLER:

                               PILOT DEVELOPERS LLC

                                  /s/ Eric M. Wood
                               -------------------------------------
                               Eric Wood
                               Date:       August  22, 2005

                                   PURCHASER:

                               NORTH CAROLINA DEVELOPMENT PARTNERS LLC

                                /s/ Richard J. deGorter
                               ----------------------------------
                               Richard J. deGorter
                                    Its:   Manager
                                    Date:  August 17, 2005
Attachments:

            EXHIBIT A - Legal Description
            EXHIBIT B - Plat
            EXHIBIT C - Due Diligence Documents

                                       15

urchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 16                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

The following described real estate situated in Rowan County, North Carolina:
     Tax Parcel Number 058 088 & 531, 065 00 consisting of  approximately
     153 acres,  located at Stokes Ferry and Earnhardt Road in Salisbury,
     NC, as further described in the attached legal description

                           [Attach Legal Description]

                                       16

urchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 17                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

                                    EXHIBIT B

                                      PLAT
                                 (See attached)

                                       17

urchase and Sale  Agreement                                   Drummond  Village
(August,  2005) * Page 18                NORTH CAROLINA DEVELOPMENT PARTNERS LLC.

--------------------------------------------------------------------------------

                                    EXHIBIT C

                             DUE DILIGENCE DOCUMENTS

--------------------------------------------------------------------------------

     To the extent not  previously  provided AND ONLY TO THE EXTENT IN THE CARE,
CUSTODY,  OR CONTROL OF SELLER, OR ITS AGENTS OR  REPRESENTATIVES,  Seller shall deliver to Purchaser true, correct, and complete copies of the documents:

               (i)       all leases, occupancy agreements, and options affecting
                         the  Property,   and  all  security,   collateral,   or
                         guaranties therefor;

               (ii)      all   environmental   assessments,   including  without
                         limitation  any  Phase  I   environmental   assessment,
                         related to the Property;

               (iii)     any Contracts relating to the property;

               (iv)      real  estate  and  personal  property  tax  bills  (and
                         assessment  notices)  for the  Property  for tax  years
                         2002, 2003, and (to the extent available) 2004;

               (v)       a copy of the Sellers'  existing  ALTA title  insurance
                         policy  of  the  Real   Property  and  Seller's   title
                         examination  reports  (and copies of all items shown as
                         title exceptions on the policy or report).

                                       18